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Exhibit 10.1

LEASE AGREEMENT

by and between

DORCHESTER COUNTY, SOUTH CAROLINA

and

LATI INDUSTRIES, INC.

Dated as of December 7, 1998

Certain rights of LATI Industries, Inc. under this Lease Agreement have been or may be assigned and pledged, and, if so assigned and pledged, are or may be subject to, a financing or other security interests. Information concerning such financing or other security interest may be obtained from LATI Industries, Inc. at the address provided in Section 12.03 herein.

TABLE OF CONTENTS

Section		Page
	Parties to Lease	1
	ARTICLE I
	DEFINITIONS
1.01.	Definitions	2
1.02.	References to Lease	4
	ARTICLE II
	REPRESENTATIONS AND COVENANTS
2.01.	Representations and Covenants by County	5
2.02.	Representations and Warranties by Tenant	5
	ARTICLE III
	DEMISING CLAUSE
3.01.	Demise of Project	7
	ARTICLE IV
	ACQUISITION OF PROJECT; MODIFICATION, IMPROVEMENT AND ADDITIONS TO PROJECT; AMENDMENTS TO EXHIBITS
4.01.	Acquisition by Construction and Purchase of Project	8
4.01.	Revision of Plans and Specifications	8
4.03.	Completion Date	8
4.04.	Completion of Project if Financing Arrangement Proceeds are Insufficient	8
4.05.	Amendments to Exhibits	8
	ARTICLE V
	LEASE TERM AND RENT PROVISIONS
5.01.	Term	9
5.02.	Basic Rent	9
5.03.	Administration Expenses	9
5.04.	Net Lease	9
	ARTICLE VI
	MAINTENANCE AND MODIFICATION OF PROJECT; REMOVAL OF LEASED EQUIPMENT; PAYMENTS IN LIEU OF TAXES; TAXES, UTILITIES AND OTHER CHARGES; INSURANCE
6.01.	Maintenance and Modification of Project	10
6.02.	Removal or Replacement of Leased Equipment and Leased Improvements	10
6.03.	Payments in Lieu of Taxes	10
6.04.	Taxes, Utilities and Other Governmental Charges	11
6.05.	Insurance	11

LEASE AGREEMENT

        THIS LEASE AGREEMENT made and entered into as of December 7, 1998 by and between Dorchester County, South Carolina (the "County"), a body politic and corporate and a political subdivision of the State of South Carolina, and LATI Industries, Inc., a corporation duly organized and existing under the laws of the State of South Carolina (the "Tenant").

W I T N E S S E T H:

        WHEREAS, Title 4, Chapter 12, Code of Laws of South Carolina 1976, as amended (the "Act"), in conjunction with other parts and provisions of Title 4 of the Code of Laws of South Carolina including, without limitation, Chapters 9 and 29, authorizes and empowers the several counties of the State of South Carolina to acquire, or cause to be acquired, enlarge, improve and expand one or more projects (as such term is defined in the Act), to allow financing agreements with any industry to construct and thereafter operate, maintain and improve a project, and to enter into lease agreements which require the industry to make payments to the county, municipality, school district and other political units in which the project is located in lieu of taxes as an inducement for the acquiring, enlarging, improving or expanding such project by construction and purchase; and

        WHEREAS, as inducement for the Tenant to acquire land within the County and construct a facility thereon to manufacture thermoplastic compounds, the County has agreed to enter into this Lease Agreement with provisions for payments in lieu of taxes for the purpose of acquiring, by construction and purchase, certain land, buildings and other improvements constituting a project (as defined in the Act) necessary, suitable or useful by the Tenant in the construction of the facility for the manufacturing of thermoplastic compounds, (the "Project" as more particularly defined herein), all to be located within the limits of the Industrial Park (hereinafter defined), and as a result thereof to lease the Project to the Tenant in accordance with the terms and conditions hereinafter set forth; and

        WHEREAS, the Project will be located in a multi-county industrial park (the "Industrial Park") established by the County and Orangeburg County in accordance with Title 4, Chapter 1, Section 170 of the Code of laws of South Carolina (the "Park").

        NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the County and the Tenant agree as follows provided that in the performance of the agreements of the County herein contained, it shall not incur any obligation for the payment of money, but, the foregoing notwithstanding, any obligation it may thereby incur shall not create a pecuniary liability or a charge upon its general credit or taxing powers but shall be a limited obligation of the County payable solely out of the moneys derived by it from this Lease, and certain insurance proceeds and condemnation awards as provided herein and in the Act.

ARTICLE I

DEFINITIONS

        SECTION 1.01. Definitions. In addition to the words and terms elsewhere defined in this Lease, the following words and terms as used herein and in the preambles hereto shall have the following meanings unless the context or use indicates another or different meaning or intent. Furthermore, terms not defined herein which are defined in the Act shall have the meaning ascribed to them in the Act.

        "Act" shall mean Title 4, Chapter 12, Code of Laws of South Carolina 1976, as amended, and all future acts amendatory thereof.

        "Additional Rent" shall have the meaning ascribed to it in Section 6.04 of this Lease.

        "Administrative Expenses" shall mean the reasonable and necessary expense incurred by the County with respect to the Project and this Lease, including the fees and expenses of counsel to the County; provided, however, that no such expenses shall be considered an Administration Expense until the County has furnished to the Tenant a statement in writing indicating the amount of such expense and the reason it has been or will be incurred.

        "Authorized County Representative" shall mean the person or persons at the time designated to act on behalf of the County by written certificate furnished to the Tenant containing the specimen signature of such person and signed on behalf of the County by the County Administrator.

        "Authorized Tenant Representative" shall mean any person or persons at the time designated to act on behalf of the Tenant by a written certificate furnished to the County containing the specimen signature of each such person and signed on behalf of the Tenant by its President or Chief Information and Financial Officer.

        "Basic Rent" shall have the meaning ascribed to it in Section 5.02 of this Lease.

        "Code" shall mean the Code of Laws of South Carolina 1976, as amended.

        "Completion Date" shall mean the date on which the acquisition, construction and installation of the Project or any one of its Increments is completed in its entirety as certified in accordance with Section 4.03 of this Lease.

        "Cost" or "Cost of the Project" shall mean the cost of acquiring, by construction and purchase, the Project and shall be deemed to include, whether incurred prior to or after the date of this Lease: (a) the cost of acquisition of the Leased Improvements including, but not limited to, (i) obligations of the Tenant or the County incurred for labor, materials and other expenses to contractors, builders and materialmen in connection with the acquisition, construction and installation of the Project; (ii) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project, which are not paid by the contractor or contractors or otherwise provided for; (iii) the expenses of the Tenant or the County for test borings, surveys, test and pilot operations, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary in connection with the acquisition, construction and installation of the Project; (b) the cost of acquisition of the Leased Equipment; (c) legal, accounting, financial and printing expenses, fees and all other expenses incurred in connection with the execution and delivery of this Lease; (d) all other costs which the Tenant shall be required to pay under the terms of any contract or contracts for the acquisition, construction and installation of the Project; and (e) any suns required to reimburse the Tenant or the County for advances made by either of them for any of the above items, or for any other work done and costs incurred by the Tenant or the County which are for the acquisition of property of a character subject to the allowance or depreciation provided for under Section 167 of the Internal Revenue Code of 1986, as amended, and included in the Project.

        "County" shall mean Dorchester County, South Carolina, a body politic and corporate and a political subdivision of the State of South Carolina, and its successors and assigns.

        "County Council" shall mean the governing body of the County and its successors.

        "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 11.01 hereof.

        "FILOT Payments" shall mean the payments in lieu of taxes which the Tenant is obligated to pay to the County as set forth in Section 6.03 hereof.

        "Increments" shall mean those increments of the Project which are completed and fit for their intended use as prescribed by Section 12-37-670 of the Code.

        "Independent Counsel" shall mean an attorney duly admitted to practice law before the highest court of any state.

        "Industrial Park" shall mean the multi-county industrial park established between the County and Orangeburg County, South Carolina.

        "Land" shall mean the real property to be acquired by Tenant and located in the Industrial Park.

        "Lease" or "Agreement" shall mean this agreement as originally executed and from time to time supplemented or amended as permitted herein.

        "Leased Equipment" shall mean all equipment acquired by the Tenant and conveyed to the County pursuant to this Lease, and all equipment acquired by Tenant in the name of the County, all of which shall be operated by the Tenant on the Land and leased by the County to the Tenant pursuant to this Lease.

        "Leased Improvements" shall mean the buildings and improvements to the Land, including fixtures comprising real property, to be constructed or undertaken as part of the Project and conveyed to the County and described in Exhibit B hereto, as it may be supplemented or amended.

        "Permitted Encumbrances" shall mean as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent; (ii) this Lease, any sublease, and any financing or other security instrument including any leasehold mortgage; (iii) utility, access and other easements and rights of way, flood rights, leases, subleases, restrictions and exceptions that an Authorized Tenant Representative certifies will not interfere with or impair the operations being conducted at the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified); (iv) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to properties similar in character to the Project and as do not, according to the written certification of an Authorized Tenant Representative delivered to the County, materially impair the property affected thereby for the purpose for which it was acquired or is held by the County; (v) mechanic's and materialman's liens in effect on the date hereof or otherwise; (vi) any mortgage, lease or security interest with respect to machinery and equipment not constituting part of the Project to be used or installed at the Project; and (vii) any security interest held by a third party lender in the Leased Improvements or in the Leased Equipment or other personal property that comprises the Project.

        "Person" shall mean and include any individual, association, unincorporated organization, corporation, partnership, joint venture, or government or agency or political subdivision thereof.

        "Plans and Specifications" shall mean the plans and specifications prepared for the portion of the Project comprising the Leased Improvements, on file at the Tenant's office, as the same may be implemented and detailed from time to time and as the same may be revised from time to time prior to the completion of the acquisition, construction and installation of the Project in accordance with Section 4.03 hereof.

        "Project" shall mean, to the extent placed in service in the initial five-year period described in Section 4-12-30(C) of the Act, or within the seven-year period described in Section 4-12-30(C) and as authorized by the extension executed by the County and the Company, or constituting replacement property therefor within the meaning of Section 4-12-30(F) of the Act, (i) the Leased Improvements, (ii) the Leased Equipment; (iii) all other machinery, equipment, other fixtures or personal property which is installed in or on the Land in substitution or replacement of the Leased Improvements or the Leased Equipment; and (iv) any personal property acquired hereafter which becomes so attached, integrated or affixed to any item described in the foregoing clauses that it cannot be removed without damaging such items or impairing the operating utility of such items as originally designated.

        "Reserved Rights" shall mean the rights of the County hereunder to receive notices, to inspect the Project and any books and records relating to the Project, to receive payment of Administration Expenses for costs incurred by the County, to receive payments in lieu of taxes pursuant to Section 6.03 hereof, and to receive payments under Section 6.04 hereof.

        "School District" shall mean the applicable school district in which the Project is located.

        "State" shall mean the State of South Carolina.

        "Tenant" shall mean LATI Industries, Inc. and any surviving, resulting or transferee corporation in any merger, consolidation or transfer of assets permitted under Section 8.09 hereof.

        "Term" shall mean the duration of the leasehold estate as set forth in Section 5.01 hereof.

        All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Act.

        SECTION 1.02. References to Lease. The words "hereof," "herein," "hereunder" and other words of similar import this Lease as a whole.

[End of Article I]

ARTICLE II

REPRESENTATIONS AND COVENANTS

        SECTION 2.01. Representations and Covenants by County. The County makes the following representations and covenants as the basis for the undertakings on its part herein contained:

          (a)   The County is a body politic and corporate and a political subdivision of the State of South Carolina and is authorized and empowered by the provisions of the Act to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder. The Project constitutes and will constitute a "project" within the meaning of the Act. By proper action by the County Council, the County has been duly authorized to execute and deliver this Lease and any and all agreements collateral thereto.

          (b)   The County is acquiring the Project, either in its own name or pursuant to a conveyance from the Tenant, and proposes to lease the Project to the Tenant in accordance with the terms hereof and to sell the Project to the Tenant at the expiration or sooner termination of the Term of the Lease, if the Tenant, at its sole option, shall elect to purchase the same for the total consideration of One Dollar ($1.00), all for the purpose of promoting the industrial development, developing the trade, and utilizing and employing the manpower, agricultural products and natural resources of South Carolina and benefiting the general public welfare of the County by providing services, employment, recreation, or other public benefits not otherwise provided locally.

          (c)   The County is not in default under any of the provisions of the laws of the State whereby any such default would adversely affect the transactions contemplated by this Lease.

          (d)   The authorization, execution and delivery of this Lease, and the compliance by the County with the provisions hereof, will not conflict with, violate, or constitute a breach of, or a default under any existing law, ordinance, court or administrative regulation, decree, order or any provision of the Constitution or laws of the State relating to the establishment of the County or its affairs, or any agreement, mortgage, lease or other instrument to which the County is subject or by which it is bound.

          (e)   No actions, suits, proceedings, inquiries or investigations are pending or threatened against or affecting the County in any court or before any governmental authority or arbitration board or tribunal, any of which materially and adversely affect the transactions contemplated by this Lease or which adversely affect the validity or enforceability of this Lease or any agreement or instrument to which the County is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby. The Lease is a valid and legally enforceable agreement of the County.

          (f)    The County hereby covenants that it will, upon the expiration or earlier termination of this Lease, and at the sole option of the Tenant, reconvey the Project to the Tenant in the same quality of title as received, in fee simple absolute, by a limited warranty deed in substantially the form set forth in Exhibit C hereto and by a bill of sale in substantially the form set forth in Exhibit D hereto, for the purchase price set forth in Section 10.03 hereof.

        SECTION 2.02. Representations and Warranties by Tenant. The Tenant makes the following representations and warranties as the basis for the undertakings on its part herein contained:

          (a)   The Tenant is a corporation duly incorporated and having legal corporate existence and good standing under the laws of the State of South Carolina and has power to enter into this Lease and by proper corporate action has been duly authorized to execute and deliver this Lease and any and all agreements collateral thereto. The Lease is a valid and legally enforceable agreement of the Tenant.

          (b)   Neither the execution and delivery of this Lease, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Lease, will result in a material breach of any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Tenant is now a party or by which it is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Tenant which materially restricts the Tenant's ability to make any payments hereunder, other than as may be created or permitted by this Lease.

          (c)   No event has occurred and no condition exists with respect to the Tenant which would constitute an "Event of Default" as defined herein which with the lapse of time or with the giving of notice or both would become an "Event of Default" under this Lease.

          (d)   The Project constitutes and will constitute a "project" within the meaning of the Act and the Tenant intends to operate the Project for the purpose of manufacturing thermoplastic compounds and for such other purposes permitted under the Act as the Tenant may deem appropriate.

          (e)   The acquisition, by construction and purchase, of the Project by the County, whether in its own name or pursuant to a conveyance from the Tenant, in order to authorize FILOT Payments under the Act and the leasing of the Project to the Tenant have been instrumental in inducing the Tenant to locate and construct the Project in the Industrial Park.

          (f)    No actions, suits, proceedings, inquiries or investigations are pending or threatened against or affecting the Tenant in any court or before any governmental authority or arbitration board or tribunal, any of which involve the possibility of materially and adversely affecting the transactions contemplated by this Lease or which, in any way would adversely affect the validity or enforceability of any financing arrangement, this Lease or any agreement or instrument to which the Tenant is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

          (g)   The Tenant intends on the date hereof to make capital expenditures with respect to the Project equal to or in excess of $19,000,000 within seven years of the close of the property tax year in which this Agreement is executed.

[End of Article II]

ARTICLE III

DEMISING CLAUSE

        Project. The County demises and leases to the Tenant, and the Tenant leases from the County, the Project for the Term and at the rental set forth in Sections 5.01, 5.02 and 5.03 hereof in accordance with the provisions of this Lease.

[End of Article III]

ARTICLE IV

ACQUISITION OF PROJECT;
MODIFICATION, IMPROVEMENT AND ADDITIONS TO PROJECT;
AMENDMENTS TO EXHIBITS

        SECTION 4.01. Acquisition by Construction and Purchase of Project. The Tenant hereby agrees to acquire in the name of the County by construction and purchase, or convey to the County after acquisition by Tenant, the Project, to the extent comprising the Leased Improvements, in accordance with the Plans and Specifications, and all other things deemed necessary by the Tenant in connection with the Project. The Tenant agrees to maintain such records in connection with the acquisition by construction and purchase of the Project as to permit ready identification thereof. The Tenant further agrees (a) to use its best efforts to cause such acquisition as promptly as practicable and (b) to expend upon the acquisition of the Project not less than $19,000,000 prior to seven years following the end of the property tax year in which this Agreement is executed. The Tenant agrees to convey to the County, from time to time and in any event prior to the end of each calendar year, by bill of sale or other instrument of conveyance reasonably satisfactory to the County, all property comprising the Project which is placed in service during the year by the Tenant. Title to the Project shall thereafter be and remain in the name of the County throughout the Term of this Lease.

        SECTION 4.02. Revision of Plans and Specifications. The Tenant may revise the Plans and Specifications at any time and from time to time prior to the Completion Date, so long as the Project remains within the minimum investment figures set forth in Section 4.01.

        SECTION 4.03. Completion Date. The Completion Date shall be evidenced to the County by a certificate of an Authorized Tenant Representative certifying the Completion Date and stating that the acquisition of the Project has been completed in accordance with the Plans and Specifications and that payment of the Cost of the Project or provision therefor has been made except for any items of Cost of the Project not then due and payable or the liability for payment of which is being contested or disputed by the Tenant. Notwithstanding the foregoing, the Certificate of Completion may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

        SECTION 4.04. Completion of the Project if Financing Arrangement Proceeds are Insufficient. Whether or not the proceeds of any financing arrangement authorized by this Agreement are sufficient to pay the Cost of the Project in full, the Tenant will complete or cause to be completed the Project at least to the level of the minimum investment cited in Section 4.01, above, and pay or cause to be paid all of that portion of the Cost of the Project in excess of the moneys available therefor under the financing arrangement. The County does not make any warranty, either express or implied, or accept any obligation regarding the Cost of the Project. If the Tenant shall pay any portion of the Cost of the Project pursuant to the provisions of this Section 4.04, it shall not be entitled to any reimbursement therefor, nor shall it be entitled to any diminution in or postponement of the payments required in Article V of this Lease to be paid by the Tenant.

        SECTION 4.05. Amendments to Exhibits. The Tenant may supplement Exhibit B from time to time with the written consent of the County, which consent will not be unreasonably withheld.

[End of Article IV]

ARTICLE V

LEASE TERM AND RENT PROVISIONS

        SECTION 5.01. Term. Subject to the terms and provisions herein contained, this Lease shall be and remain in full force and effect for a term commencing on the date hereof and ending at midnight twenty (20) years from the date of the final investment with respect to the Project under Section 4-12-30(C) of the Act, unless sooner terminated as herein permitted.

        SECTION 5.02. Basic Rent. In consideration of the public benefits accruing to the citizens of the County as a result of the location of the Project in the Industrial Park, the Tenant will pay to the County without notice or demand One Dollar ($1.00) per year (herein called "Basic Rent") on or before the date FILOT Payments are due. In addition, the Tenant agrees to pay Administration Expenses when and as they shall become due, but in no event later than forty-five (45) days after receiving written notice from the County.

        SECTION 5.03. Administration Expenses. The Tenant will pay on demand Administration Expenses, as Additional Rent and all other amounts, liabilities and obligations which the Tenant herein assumes or agrees to pay. Specifically, but without limitation, the Tenant will pay all insurance payments, assessments, and judgments on or associated with the Project. In the event of any failure on the part of the Tenant to pay any such amounts, liabilities or obligations, the County shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of the Basic Rent.

        SECTION 5.04. Net Lease. This Lease is a net lease. The obligation to pay Basic Rent, Additional Rent and all other sums payable hereunder to or for the account of the County, and to perform all other covenants, conditions and agreements hereunder (except as otherwise provided herein) shall be absolute and unconditional without notice or demand and without set-off, counterclaim, abatement, suspension, deduction, diminution or defense for any reason whatsoever.

[End of Article V]

ARTICLE VI

MAINTENANCE AND MODIFICATION OF PROJECT;
REMOVAL OF LEASED EQUIPMENT; PAYMENTS IN LIEU
OF TAXES; TAXES, UTILITIES AND OTHER CHARGES;
INSURANCE

        SECTION 6.01. Maintenance and Modification of Project. The Tenant at its own expense during the Term will keep and maintain the Project in good repair and in good operating condition. Subject to the provisions of Section 7.01 of this Lease, the Tenant will promptly make, or cause to be made, all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Project in good and lawful order and in good operating condition, wear and tear from reasonable use excepted, whether or not such repairs are due to any laws, rules, regulations or ordinances hereafter enacted which involve a change of policy on the part of the government body enacting the same.

        The County shall not be required to rebuild or to make any repairs, replacements or renewals of any nature or description to the Project or to make any expenditure whatsoever in connection with this Lease or to maintain the Project in any way. The Tenant expressly waives the right contained in any law now or hereafter in effect to make any repairs at the expense of the County, as lessor hereunder.

        SECTION 6.02. Removal or Replacement of Leased Equipment and Leased Improvements. The parties hereto understand that the Tenant, or its agents, shall acquire and operate the Leased Equipment on the Land. The County shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary Leased Equipment or any portion of the Leased Improvements. If no Default under this Lease shall have happened and be continuing, in any instance where the Tenant in its discretion determines that any items of Leased Equipment or any portion of the Leased Improvements have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for operations on the Land, the Tenant may remove such items of Leased Equipment or any portion of the Leased Improvements from the Land (and on behalf of the County) sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) without consent of the County. If the Tenant disposes of Leased Equipment or any portion of the Leased Improvements subject to the FILOT Payments described in Section 6.03, the FILOT Payments must be reduced by the amount of the FILOT Payment applicable to that Leased Equipment or any portion of the Leased Improvements. Leased Equipment or any portion of the Leased Improvements is considered disposed of only when disposed of in accordance with this Section. Any property which is placed in service as replacement for property which is subject to the FILOT Payment shall become part of the FILOT Payment subject to and in accordance with the terms of Section 4-12-30(F) of the Act.

        SECTION 6.03. Payments in Lieu of Taxes. It is recognized that under the Act, for a project involving an initial investment of at least $5,000,000, the lease agreement must contain a provision requiring the industry to make payments to the County in lieu of taxes as provided in the Act. In accordance with the provisions of the Act, during the Term the Tenant shall make twenty (20) annual FILOT Payments calculated as set forth in the next succeeding paragraph of this Lease for each Increment of the Project that is placed in service during the initial five (5) year investment period, as extended, if applicable, and for that portion of the Project consisting of replacement property, subject to the terms and provisions of Section 4-12-30(F) of the Act.

        Such annual payments under the previous paragraph shall be due and payable and subject to such penalties on the date and in the manner as prescribed for County and other ad valorem taxes. The amount of such annual payments shall be determined by using an assessment ratio of 6%; a fixed millage rate of 240.0; and, a fair market value estimate as determined by the South Carolina Department of Revenue using original cost less allowable depreciation for the personal property as provided in Section 12-27-930 of the Code but without extraordinary obsolescence, unless State law should subsequently be revised to allow extraordinary obsolescence, in which event such extraordinary obsolescence shall be permitted under this Lease.

        In the event that the Act and/or the FILOT Payments are declared invalid or unenforceable, in whole or in part, for any reason, the Tenant and the County express their intentions that such payments be reformed so as to afford the Tenant the maximum benefit then permitted by law. If the Project is deemed to be subject to ad valorem taxation, the Tenant shall be entitled (1) to the five-year exemption from ad valorem taxes provided by Article X, Section 3 of the Constitution of the State, and any other exemption allowed by law from time to time; (2) to all allowable depreciation; and (3) to receive credit, if any there be, by reason of the fact that the School District received larger allocations of funds under the Education Finance Act of 1977 (Sections 59-20-10 to 59-20-80 of the Code) than it would have received if the Project had been taxed at the normal industrial property assessment ratio (presently 10.5% of fair market value), provided such credit shall be adjusted to take into account any amounts which the School District is required to pay under the Education Finance Act as a result of the Project becoming subject to ad valorem taxation.

        In the event that the Cost of the Project has not exceeded $5,000,000 within five years from the end of the property tax year in which this Agreement is executed, the Project shall revert retroactively to the tax treatment required pursuant to Section 4-12-20 of the Code and the unpaid taxes due thereby, less amounts previously paid as FILOT Payments hereunder, shall be subject to interest as provided in Section 12-54-20 of the Code.

        With respect to improvements to the Leased Equipment and Leased Improvements made by the Tenant during the Term but after the initial five (5) year investment period and which do not qualify as replacement property under Section 4-12-30(F) of the Act, Tenant shall make the statutory payments in lieu of ad valorem taxes required by Section 4-12-20 of the Code, with appropriate reductions similar to the tax exemption, if any, which would be afforded to the Tenant if it were the owner of such leasehold improvements.

        SECTION 6.04. Taxes, Utilities and Other Governmental Charges. The County and the Tenant acknowledge that: (a) pursuant to the Act, no part of the Project will be subject to ad valorem taxation in South Carolina but will be subject to fees in lieu of taxes as provided in Section 6.03; and (b) under present law the income and profits (if any) of the County from the Project are not subject to either federal or South Carolina taxation and under present law there is no tax imposed upon leasehold estates in South Carolina. However, in addition to the payments in lieu of taxes referred to in Section 6.03 hereof and any other taxes and governmental charges that may lawfully be assessed, levied or imposed against it, the Tenant will pay as the same respectively become due: (i) all taxes and governmental charges of any kind whatsoever that may be lawfully assessed, levied or imposed against the County with respect to the Project or any machinery, equipment or other property installed or brought by the Tenant therein or thereon; (ii) all utility and other charges incurred in the operation, maintenance, use and occupancy of the Project; and (iii) all assessments and charges lawfully made by any governmental body for public improvements to the Project (herein collectively referred to as "Additional Rent"). If the Tenant shall contest any such tax, assessment, lien or charge, such action by the Tenant shall not be considered as a breach by it of any of its covenants under this Lease while the action to contest such tax, assessment, lien or charge remains pending.

        SECTION 6.05. Insurance. The Tenant shall maintain public liability insurance with specific reference to the Project and shall otherwise keep the Project continuously insured against such risks as are customarily insured against by businesses of like size and type, paying as the same become due and payable all premiums with respect thereto. In lieu of separate insurance policies, such insurance may be in the form of a blanket insurance policy or policies. Insurance policies may be written with deductible amounts and exceptions and exclusions comparable to those of businesses of like size and type, and shall name the County as an additional insured. The insurance requirements hereunder may be satisfied by the Tenant's providing self-insurance.

        All proceeds of insurance against property damage to the Project shall be made Payable as the Tenant shall specify, and such proceeds shall be collected and applied as provided in Section 7.01 hereof, and all claims under any insurance policy referred to in this Lease may be settled by the Tenant.

[End of Article VI]

ARTICLE VII

CASUALTY AND CONDEMNATION

        SECTION 7.01. Damage and Destruction. If all or any part of the Project shall be destroyed or damaged, the Tenant shall either repair the Project or not, as the Tenant may elect in its sole discretion. If the cost of rebuilding, replacing, restoring or repairing thereof after any particular incident shall exceed $500,000, the Tenant shall promptly notify the County as to the nature and extent of such damage or loss. If the Tenant shall determine to repair the Project, the Tenant shall forthwith proceed with such rebuilding, repairing or restoring and shall notify the County upon the completion thereof. In the event any insurance proceeds are not sufficient to pay in full the costs of such rebuilding, repair or restoration, the County shall not have any responsibility to complete the work thereof or pay that portion of the costs thereof in excess of the amount of said proceeds. The Tenant shall not, by reason of the payment of any excess costs, be entitled to any reimbursement from the County or any abatement or diminution of the amounts payable under Section 6.03 hereof.

        SECTION 7.02. Condemnation. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken in condemnation or by the exercise of the power of eminent domain, there shall be no abatement or reduction in the payments required under Section 5.02 hereof to be made by the Tenant. Immediately after the occurrence of any such taking of the Project, the Tenant shall notify the County as to the nature and extent of such taking and, as soon as practicable thereafter, notify the County whether it desires to restore the Project. If the Tenant shall determine to restore the Project, the Tenant shall forthwith proceed with such restoration, and shall notify the County upon the completion thereof. Any proceeds of any such taking shall be paid as Tenant shall specify.

        SECTION 7.03. Payments in Lieu of Taxes in the Event of Damage and Destruction or Condemnation. In the event that the Project is damaged or destroyed or the subject of condemnation proceedings, which damage, destruction and/or condemnation would substantially impair the operating ability of the Project, the parties hereto agree that the FILOT Payment required pursuant to Section 6.03 hereof shall be abated in the same manner and in the same proportion as would ad valorem taxes if the Project were owned by the Tenant, subject always to the terms and provisions of Section 6.03.

[End of Article VII]

ARTICLE VIII

PARTICULAR COVENANTS AND AGREEMENTS

        SECTION 8.01. Covenant of Quiet Possession. The County does not make any representation or covenant that the Tenant shall have quiet and peaceable possession of the Project; provided, however, the County agrees that except with respect to its rights hereunder and in furtherance of its duties and authorities as a political subdivision it will not take or cause another party to take any action to interfere with the Tenant's peaceful and quiet enjoyment of the Project. In the event peaceful and quiet enjoyment of the Project shall be denied to the Tenant or contested by anyone, the County shall, upon request of the Tenant, join where necessary in any proceeding to protect and defend the quiet enjoyment of the Tenant, provided that the Tenant shall pay the entire cost of any such proceeding and shall reimburse and indemnify and hold harmless the County from any cost or liability whatsoever resulting therefrom. The provisions of this Section shall be subject and subordinate to the obligations of the Tenant set forth in Article V hereof.

        SECTION 8.02. No Warranty of Condition or Suitability of Project. The County makes no warranty, either express or implied, as to the design, capabilities or condition of the Project or that it will be suitable for the Tenant's purposes or needs.

        SECTION 8.03. No Conveyance or Impairment of Title by the County. The County covenants and agrees that, during the Term, it will not convey, or suffer or permit the conveyance of, or impair or permit the impairment of (other than Permitted Encumbrances), by any voluntary act or omission on its part, its title to the Project to any person, firm or corporation whatsoever irrespective of whether any such conveyance or attempted conveyance shall recite that it is expressly subject to the terms of this Lease, provided, however, that nothing herein shall restrict the conveyance or transfer of the Project in accordance with any terms or requirements of this Lease.

        SECTION 8.04. Primary Use. The Tenant is granted and shall have the right during the Term to occupy and use the Project for any lawful purpose authorized pursuant to the Act. Insofar as it is practicable under existing conditions from time to time during the Term of this Lease, the Project shall be used primarily as a facility for manufacturing thermoplastic compounds.

        SECTION 8.05. Right to Inspect. The Tenant agrees that the County shall have the right at all reasonable times to enter upon and examine and inspect the Project. The County shall also be permitted, at all reasonable times, to examine the Plans and Specifications and the other books and records of the Tenant with respect to the Project. The aforesaid rights of examination and inspection shall be exercised only upon such reasonable and necessary terms and conditions as the Tenant shall prescribe, which conditions shall be deemed to include, but not be limited to, those necessary to protect the Tenant's trade secrets and proprietary rights. Prior to the exercise of any right to inspect the Project or the Plans and Specifications and books and records of the Project, the County shall sign a nondisclosure statement substantially in the form shown in Exhibit E attached hereto. In no way shall this requirement of a nondisclosure statement be deemed to apply to or restrict the rights of the United States Government and the State or its political subdivisions in the exercise of their respective sovereign duties and powers.

        SECTION 8.06. Release of Leased Improvements; Easements. The County, with consent of any leasehold mortgagee, agrees that so long as the Tenant is not in default hereof it will convey fee title, grant easements, rights of way, licenses, execute party wall agreements or terminate any of the foregoing or enter into such other similar agreements for the purposes of providing utility services, roadway or roadway access whether for the Leased Improvements or other land, expansion of the

Tenant's facilities, reasonable business purposes of the Tenant or for such other similar purposes as may be deemed necessary or desirable by the Tenant upon receipt of the following:

          (a)   a legal description of the real property proposed to be conveyed or affected by such grant, license or agreement (which legal description shall be accompanied by a current plat of survey delineating that portion of the Leased Land affected by the proposed conveyance, grant, license or agreements);

          (b)   the instrument in the form necessary for such purpose;

          (c)   a certificate from an Authorized Tenant Representative stating that the Tenant is not in default under the Lease;

          (d)   a certificate from an Authorized Tenant Representative stating that (i) the conveyance, grant, license or agreement will not impair the character or significance of the Leased Improvements for the purpose for which it was last designated or modified and is not detrimental co the proper conduct of the business of the Tenant at the Project, (ii) no part of the Leased Improvements, necessary to its use as a facility to manufacture synthetic carpet fibers, is included in any conveyance, and (iii) such conveyance, grant, license or agreement will not destroy the means of ingress thereto or egress therefrom; and

          (e)   an opinion of Independent Counsel that the proposed conveyance, grant or agreement is not in violation of the terms hereof.

        Upon receipt of the foregoing, the County shall promptly execute and deliver such conveyance, grant or agreement.

        No release effected under the provisions of this Section of the Lease shall entitle the Tenant to any abatement or diminution of the rents payable under Sections 5.02, 5.03, 6.03 and 6.04 hereof.

        SECTION 8.07. Limitation of County's Liability. Anything herein to the contrary notwithstanding: (a) any obligation the County may incur hereunder, including for the payment of money, except for the County's obligations under Sections 8.03 and 9.01, shall not be deemed to constitute a debt or general obligation of the County but shall be payable solely and exclusively from the moneys derived by the County from the leasing or sale of the Project or the FILOT Payments; and (b) the County may require as a condition to the participation by it with the Tenant in any contests or in obtaining any license or permits or other legal approvals a deposit by the Tenant of such amount as determined by the County to be reasonable to assure the reimbursement to the County of the costs incurred by it in such participation, with any amount of such deposit in excess of such costs to be returned to the Tenant.

        SECTION 8.08. Liens by Tenant. The Tenant may create or permit to be created or to remain, and will not be required to discharge, except as required in the normal business course of events, any lien, encumbrance or charge upon the Tenant's leasehold interest in the Project or any part thereof without the prior consent of the County. To facilitate actions by the Tenant, the County agrees to abide by all terms and conditions of the Leasehold Mortgage Rider which is attached hereto and expressly incorporated herein.

        SECTION 8.09. Maintenance of Corporate Existence. The Tenant agrees that as long as this Lease is in effect it will maintain its separate corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets or any material portion of the Project and will not consolidate with or merge into any other corporation without the prior written consent of the County; provided, however, that the Tenant may permit one or more other corporations to consolidate or merge into it without the consent of the County, so long as the Tenant is the surviving corporation and so long as no default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

        SECTION 8.10. Applications and Licenses. In the event it may be necessary, for the proper performance of this Lease, on the part of the County or the Tenant, that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Tenant or the County, the Tenant and the County each agree to execute upon the request of the other such application or applications, including among other things the authorization necessary for the County to perform its obligations under Article X of this Lease.

        SECTION 8.11. Qualification in State. The Tenant warrants that it is duly qualified to do business in the State of South Carolina and covenants that it will continue to be so qualified so long as it operates the Project.

        SECTION 8.12. No Liability of County's Personnel. All covenants, stipulations, promises, agreements and obligations of the County contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the County and not of any member of the County Council or any officer, agent, servant or employee of the County in his individual capacity, and no recourse shall be had for the payment of any moneys hereunder or the performance of any of the covenants and agreements of the County herein contained or for any claims based thereon against any member of the governing body of the County or any officer, agent, servants or employee of the County.

        SECTION 8.13. Indemnification. The Tenant releases the County, including the members of the governing body of the County, and the employees, officers and agents of the County from, agrees that the County shall not be liable for, and agrees to hold the County harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof, including all liability arising (i) from the use, storage, discharge, release, or handling of any hazardous or toxic materials, wastes, or substances (as such terms are defined by any applicable federal, state or local law) at the Project, or any other material the use, generation, storage, transportation, discharge, release, or handling of which is regulated by any federal, state or local statute, law, rule, regulation, ordinance or order at any time; or, (ii) as a result of any release of any nature onto the ground or into the water or air from or upon the Project at any time; provided, however, that the obligation under the indemnity in this Section shall be effective only to the extent of any actual loss that may be sustained by the County in excess of the net proceeds, if any, received by the County from any insurance or other reimbursement with respect to the loss sustained. Notwithstanding the preceding sentence, the indemnity provided by this Section shall not extend to liability occasioned by acts of the County which are unrelated to the utilization of the Project and any liability that may be attributable in whole or in part co the negligence or intentional acts of the County. The Tenant further agrees to indemnify and save harmless the County against and from any and all costs, liabilities, expenses, claims, and reasonable attorneys fees incurred directly in connection with the County's reasonable actions reasonably required in connection with the fulfillment of its obligations contained within this Lease, as well as those arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease and from and against all cost, liability and expenses incurred in or in connection with any such claim or action or proceeding brought thereon, and in case any action or proceeding is brought against the County by reason of any such claim, the Tenant upon notice from the County covenants to resist or defend such action or proceedings at the Tenant's expense.

[End of Article VIII]

ARTICLE IX

SUBLET OR ASSIGNMENT OR OTHER TRANSFER OF PROJECT;
SURVIVAL OF TENANT'S OBLIGATION

        SECTION 9.01. Sublet or Assignment or Other Transfer. (a) To the maximum extent allowable under the Act, the Tenant may assign (including, without limitation, absolute, collateral, and other legal and equitable assignments of whatever form, type or name) all or a part of its rights and/or obligations under this Lease to one or more other entities so long as the County gives its written consent and so long as such assign of the Tenant is qualified under the Act to assume such rights and/or obligations and so long as such assign assumes all responsibilities and obligations of the Tenant, without adversely affecting the benefits to the Tenant or its assignees pursuant to any such agreement or the Act; provided, however, that in the case of an assignment of its leasehold interest hereunder to a financing institution, so long as the Tenant remains fully liable under this Lease, the consent of the County shall not be required.

          (b)   Notwithstanding the provisions of subparagraph (a), the Tenant may, in connection with financing transactions, mortgage or sublease all or a part of its rights and/or obligations under this Lease and the Project to one or more entities so long as the Tenant gives prior written notice of such mortgage or sublease to the County. The County shall, if Tenant requests, acknowledge receipt and sufficiency of any such notice.

          (c)   The Tenant or any assignee or sublessee within thirty (30) days thereof shall furnish or cause to be furnished to the County a true and correct copy of any sublease, assignment or other transfer effected pursuant to subparagraph (a) or (b).

        SECTION 9.02. Access. In lieu of and/or in addition to any subleasing by Tenant pursuant to Section 9.01, Tenant may, without any approval by the County, grant such rights of access to the Project.

[End of Article IX]

ARTICLE X

PURCHASE AND OPTION TO PURCHASE PROPERTY;
PURCHASE PRICE

        SECTION 10.01. Mandatory Purchase of Project by Tenant. If, during the Term (a) as a consequence of a defect in title the Tenant and the County shall be denied the use and occupancy of the Project; (b) a final decree or judgment shall be entered by a court of competent jurisdiction that the Act is invalid, unenforceable or unconstitutional or that the negotiated payments in lieu of taxes described in Section 6.03 hereof are invalid, unenforceable or unconstitutional or a change occurs in the Constitution or other laws and regulations of the State of South Carolina or the United States of America which would render the payments in lieu of taxes described herein or any other provision hereof invalid, unenforceable or unconstitutional; or (c) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof, this Lease shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in this Lease, then in any such event, whether any financing instrument is outstanding and unpaid, or not, the Tenant shall purchase the Project. Any such purchase provided for herein shall be made not later, than forty-five (45) days after such use or occupancy is denied or such change, decree, final judgment or order as the case may be or at such later date as may be agreeable to the County. Upon such purchase, this Lease shall terminate.

        SECTION 10.02. Options to Purchase the Project; Exercise of Option Hereunder. The Tenant (or the sublessee or any leasehold mortgagee, if applicable) shall have, and is hereby granted, the unconditional option to purchase all or a portion of the Project prior to the expiration of the full Term hereof at any time and from time to time and for any reason or no reason (such option to be exercisable whether or not an "Event of Default" has occurred and is continuing).

        To exercise such option, the Tenant or any sublessee or leasehold mortgagee, if applicable, shall give written notice to the County of its exercise and shall specify the anticipated date of closing and which portions of the Project shall be purchased. Upon the purchase pursuant to such option, this Lease shall terminate with respect to the portion of the Project so purchased.

        SECTION 10.03. Purchase Price. The purchase price for any purchase of all or any portion of the Project pursuant to Sections 10.01 or 10.02 hereof shall be an amount equal to (a) any Basic Rent and Additional Rent due hereunder with respect to such portion, including, without limitation, any unpaid fees and expenses of the County; (b) any accrued but unpaid FILOT Payments and other payments required pursuant the provisions of Section 6.03 hereof; and, (c) $1.00.

        SECTION 10.04. Status of Title. In the event of any purchase of the Project or any portion thereof pursuant to any provision of this Lease, the County shall convey good and marketable title by a bill of sale in substantially the form set forth in Exhibit D and by a limited warranty deed in substantially the form set forth in Exhibit C to the Tenant or any sublessee, leasehold mortgagee or assignee of Tenant, but the County shall not otherwise be obligated to give or assign any better title than existed on the first day of the Term. The Tenant, or any sublessee or leasehold mortgagee, shall accept such title, subject, however, to (i) Permitted Encumbrances; (ii) any liens, encumbrances, charges, exceptions and restrictions not created or caused by the County; and, (iii) any applicable laws, regulations, and ordinances. Although the County shall be obligated to convey title to the Project as aforesaid on the date of purchase upon receipt of the purchase price therefor, the County shall nevertheless have such additional time as is reasonably required by the County to deliver or cause to be delivered to the Tenant, or any sublessee or assignee, all instruments and documents required by the Tenant, or any sublessee or assignee, and necessary to remove from record or otherwise discharge any liens, encumbrances, charges or restrictions in order that the County may convey title as aforesaid.

        SECTION 10.05. Conveyance; Charges Incident Thereto. Upon the date fixed for the purchase of the Project or any portion thereof by the Tenant, or any sublessee, leasehold mortgage or assignee, the Tenant, or any sublessee, leasehold mortgagee or assignee, shall tender the purchase price therefor and the additional payments required by Section 10.03 of this Lease to the County or its order, and the County shall deliver a deed for the Project or such portion thereof to the Tenant (or sublessee, if applicable). The Tenant shall pay all expenses of the County and all other charges incident to any conveyance, including any recording fees and any applicable federal, state and local taxes and the like.

[End of Article X]

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

        SECTION 11.01. Events of Default. Any one or more of the following events (herein called "Events of Default") shall constitute an Event of Default:

          (a)   if the Tenant shall assign this Lease, or sublet the whole or any part of the Project, otherwise than as expressly permitted pursuant to Sections 8.08 or 9.01 hereof;

          (b)   if default shall be made by the Tenant in the due performance of or compliance with any of the terms hereof, including payment, and such default shall (i) continue for thirty (30) days after the County shall have given the Tenant written notice of such default or an Authorized Tenant Representative shall otherwise have actual knowledge thereof, or (ii) in the case of any such default which can be cured but which cannot with due diligence be cured within such thirty (30)-day period, if the Tenant shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such default with due diligence, it being intended in connection with the default not susceptible of being cured with due diligence within thirty (30) days that the time of the Tenant within which to cure the same shall be extended for such period as may be necessary to complete the curing of the same with all due diligence;

          (c)   if any material representation or warranty made by the Tenant herein or any statement or certificate furnished or delivered by the Tenant in connection with the execution and delivery of this Lease, proves untrue in any material respect as of the date of the issuance or making thereof;

          (d)   if the Tenant shall abandon the Project;

          (e)   if the Tenant shall dissolve or fail to maintain its separate corporate existence without prior assignment of this Lease pursuant to Section 9.01 hereof; or

          (f)    Tenant bankruptcy.

        SECTION 11.02. Remedies on Event of Default. Upon the occurrence of any Event of Default, the County at its option: (i) may terminate this Lease by thirty (30) days' notice in writing specifying the termination date; (ii) may reenter and take possession of the Project, make any necessary repairs and perform any work that may be necessary by reason of the Tenant's default, with or without terminating this Lease, and relet the Project; (iii) may have access to and inspect, examine and make copies of, the books, records and accounts of the Tenant pertaining to the Project; or, (iv) may take whatever action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due or to enforce observance or performance of any covenant, condition or agreement of the Tenant under this Lease. Notwithstanding the foregoing, the Tenant shall retain the right to exercise any purchase option referred to in Section 10.02 hereof. If the Tenant fails to pay the FILOT Payments due under Section 6.03, the County shall have the same collection and enforcement rights and remedies as it would have for the collection of ad valorem taxes.

        SECTION 11.03. Tenant's Obligations to Survive Repossession and Termination. Except as hereinafter provided, no termination of the Term of the Lease or repossession of the Project pursuant to Section 11.02 hereof shall relieve the Tenant of its liability and obligations to make the payments required by Sections 6.03 and 6.04 hereof, all of which shall survive any such termination or repossession.

[End of Article XI]

ARTICLE XII

MISCELLANEOUS

        SECTION 12.01. Rights and Remedies Cumulative. Each right, power and remedy of the County or of the Tenant provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity, in any jurisdiction where such rights, powers and remedies are sought to be enforced, and the exercise by the County or by the Tenant of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the County or by the Tenant of any or all such other rights, powers or remedies.

        SECTION 12.02. Successors and Assigns. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 12.03. Notices; Demands; Requests. All notices, demands and requests to be given or made hereunder to or by the County or the Tenant shall be in writing, and shall be deemed to be properly given or made if sent within the United States by United States first class mail, postage prepaid addressed as follows or at such other places as may be designated in writing by such party, or outside the United States by Federal Express or other international carrier:

          (a)   As to the County:

      Dorchester County
      Office of the County Administrator
      Post Office Box 416
      St. George, South Carolina 29477
      Attention: County Administrator

      With copy to:

      John G. Frampton
      Chellis & Frampton, PA
      Post Office Box 430
      Summerville, South Carolina 29484

          (b)   As to the Tenant:

      LATI Industries, Inc.
      Mt. Pleasant Business Center
      Suite 8
      1470 Ben Sawyer Boulevard
      Mt. Pleasant, South Carolina 29464
      Attention: Gregory B. Newby

      With copy to:

      McNair Law Firm, P.A.
      Post Office Box 11390
      Columbia, South Carolina 29211
      Attention: Erik P. Doerring

        SECTION 12.04. Applicable Law; Entire Understanding. This Lease shall be governed exclusively by the provisions hereof and by the applicable laws of the State of South Carolina. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease or in certificates delivered in connection with the execution and delivery hereof.

        SECTION 12.05. Severability. In the event that any clause or provisions of this Lease shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining provisions hereof.

        SECTION 12.06. Headings and Table of Contents; References. The headings of the Lease and any Table of Contents or Index annexed hereto are for convenience of reference only and shall not define or limit the provisions hereof or affect the meaning or interpretation hereof. All references in this Lease to particular Articles or Sections or subdivisions of this Lease are references co the designated Articles or Sections or subdivision of this Lease.

        SECTION 12.07. Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

        SECTION 12.08. Amendments. This Lease may be amended only by a writing signed by both parties.

        SECTION 12.09. Waiver. Either party may waive compliance by the other party with any term or condition of this Lease only in a writing signed by the waiving party.

        SECTION 12.10. Memorandum of Lease Agreement. The County and the Tenant agree to execute a short form memorandum of this Lease upon execution and delivery hereof for recording with the Clerk of Court of Dorchester County, South Carolina.

[End of Article XII]

        IN WITNESS WHEREOF, Dorchester County, South Carolina, has executed this Lease by causing its name to be hereunto subscribed by the Chairman of its County Council for the County and attested by the Clerk to the County Council, and LATI Industries, Inc. has executed this Lease by causing its corporate name to be hereunto subscribed by its President, all being done as of the day and year first written above.

DORCHESTER COUNTY, SOUTH CAROLINA
By:	/s/ RICHARD ROSEBROCK Richard Rosebrock, Chairman, County Council of Dorchester County, South Carolina

(SEAL)
ATTEST:
By:	/s/ MYRTLE KILLION Myrtle Killion, Clerk to County Council of Dorchester County, South Carolina
WITNESSES:
/s/ ILLEGIBLE
/s/ LYNN FINICUN
LATI INDUSTRIES, INC.
By:	/s/ GREGORY NEWBY
Its:	President
WITNESSES:
/s/ ILLEGIBLE
/s/ RUTH STEWART

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  Exhibit 10.1